                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 25, 2001


                            Boston Properties, Inc.
            (Exact name of Registrant as specified in its charter)



          Delaware                       1-13087            04-2473675
(State or other jurisdiction    (Commission file number)    (IRS employer
           of incorporation)                                identification no.)



                        800 Boylston Street, Suite 400
                       Boston, Massachusetts 02199-8001
              (Address of principal executive offices) (Zip Code)



                                (617) 236-3300
             (Registrant's telephone number, including area code)

     Boston Properties, Inc. (the "Company") hereby amends its Current Report on Form 8-K dated April 25, 2001, filed with the Securities and Exchange Commission on May 10, 2001,to amend Item 7 in its entirety to include required financial statements, pro forma financial information and certain exhibits.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


(a)  Financial Statements under Rule 3-14 of Regulation S-X:

     Combined Statement of Revenue over Certain Operating Expenses of Citigroup Center for the year ended December 31, 2000 and for the three months ended March 31, 2001 (unaudited).

(b)  Pro Forma Financial Information:

     Pro Forma Consolidated Balance Sheet as of March 31, 2001 (unaudited).

     Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2001 (unaudited) and for the year ended December 31, 2000 (unaudited).

(c)  Exhibits

     Exhibit No.
     -----------

     23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     99.1 Contract of Sale, dated as of February 6, 2001, by and between Dai-Ichi Life Investment Properties, Inc., as seller, and Skyline Holdings LLC, as purchaser. *

     99.2 Agreement to Enter Into Assignment and Assumption of Unit Two Contract of Sale, dated as of February 6, 2001, by and between Dai-Ichi Life Investment Properties, Inc., as assignor, and Skyline Holdings II LLC, as assignee. *

     99.3 Contract of Sale, dated as of November 22, 2000, by and between Citibank, N.A., as seller, and Dai-Ichi Life Investment Properties, Inc., as purchaser. *

     99.4 Assignment and Assumption Agreement, dated as of April 25, 2001, by and between Skyline Holdings LLC, as assignor, and BP/CGCenter I LLC, as assignee. *

     99.5 Assignment and Assumption Agreement, dated as of April 25, 2001, by and between Skyline Holdings II LLC, as assignor, and BP/CGCenter II LLC, as assignee. *

     99.6 Assignment and Assumption of Contract of Sale, dated as of April 25, 2001, by and among Dai-Ichi Life Investment Properties, Inc., as assignor, and BP/CGCenter II LLC, as assignee, and Citibank, N.A., as seller. *

     99.7 Amended and Restated Operating Agreement of BP/CGCenter Acquisition Co. LLC, a Delaware limited liability company. *



_______________________________
*Previously filed.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 9, 2001


                                        BOSTON PROPERTIES, INC.



                                        By: /s/ Douglas T. Linde
                                            --------------------
                                            Douglas T. Linde
                                            Chief Financial Officer

                       Report of Independent Accountants


The Board of Directors and Stockholders of
Boston Properties, Inc.:

We have audited the accompanying combined statement of revenue over certain operating expenses (the "Statement") of Citigroup Center in New York City (the "Property"), for the year ended December 31, 2000. This Statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2), of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                             /s/ PricewaterhouseCoopers LLP


June 19, 2001

                                                                          For the                     For the
                                                                        year ended              three months ended
                                                                     December 31, 2000             March 31, 2001
                                                                 -----------------------     ------------------------
                                                                                                    (Unaudited)
Revenue (Note 2):

          Base rent                                               $               54,695      $                14,242
          Recoveries from tenants                                                  2,872                          549
          Other income                                                               523                          193

                                                                 -----------------------     ------------------------
                                                                                  58,090                       14,984
                                                                 -----------------------     ------------------------


Certain operating expenses (Note 2):

          Repairs and maintenance                                                  5,495                        1,378
          Janitorial and cleaning                                                  4,009                        1,192
          Security                                                                   878                          216
          Utilities                                                                3,685                        1,308
          General and administrative                                                 998                          282
          Insurance                                                                  256                           72
          Real estate taxes                                                       13,522                        3,320

                                                                 -----------------------     ------------------------
                                                                                  28,843                        7,768

                                                                 -----------------------     ------------------------
Excess of revenue over certain operating expenses                 $               29,247      $                 7,216
                                                                 =======================     ========================

         The accompanying notes are an integral part of the Statement.

                               CITIGROUP CENTER
                    NOTES TO COMBINED STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)


1.   Description of the Property

     The accompanying combined statement of revenue over certain operating expenses (the "Statement") includes the operations of a 59-story approximately 1.6 million square foot Class A office tower known as Citigroup Center (the "Property"), which was operated as two separate condominium units, located in New York City, New York. On April 25, 2001, the Property was acquired from an unrelated third party through a venture between affiliates of Boston Properties, Inc. (the "Company") and a private real estate investment company. Citibank occupied approximately 526,000 square feet of space at the Property of which approximately 425,000 square feet was owner-occupied in condominium unit two.

2.   Basis of Accounting

     The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes revenue attributable to the Citibank owner-occupied space in condominium unit two and certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, interest, certain owner occupant expenses, corporate expenses and certain other costs not directly related to the future operations of the Property.

3.   Significant Accounting Policies

        Rental Revenue

          Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment decreased revenue by approximately $118 and increased revenue by approximately $17 for the year ended December 31, 2000 and for the three months ended March 31, 2001 (unaudited), respectively.

        Unaudited Interim Information

          The Statement for the three months ended March 31, 2001 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

        Risks and Uncertainties

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.   Description of Leasing Arrangements

     The office and retail space is leased to tenants under leases with terms that vary in length. Certain leases contain reimbursement clauses and renewal options. Minimum lease payments due under noncancelable operating leases in effect as of April 25, 2001 (unaudited), for the remainder of 2001 and annually thereafter are as follows:

                                                                  Amount (1)
                                                                (in thousands)
                                                              ------------------
               2001 (4/26/01 - 12/31/01)                     $         62,145
               2002                                                    84,391
               2003                                                    84,955

                               CITIGROUP CENTER
                    NOTES TO COMBINED STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)

               2004                                                    84,324
               2005                                                    78,452
               Thereafter                                             472,650

(1) Includes the addition of minimum lease payments that Citibank will owe under terms of the lease agreement signed concurrent with the Company's acquisition of the Property.

As of April 26, 2001, Citibank occupied approximately 34% of the leasable square feet of the Property.

                            BOSTON PROPERTIES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
               NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
                                March 31, 2001
                                  (Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. (the "Company") is presented as if the acquisition of Citigroup Center, subsequent to March 31, 2001, had been consummated on March 31, 2001.

This Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the three months ended March 31, 2001 (unaudited).

The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated on March 31, 2001 nor does it purport to represent the future financial position of the Company.

                            BOSTON PROPERTIES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                March 31, 2001
                                  (unaudited)
                            (dollars in thousands)

                                                                     March 31,              Citigroup                   Pro
                                                                        2001                  Center                   Forma
                                                                  ----------------      -----------------        -----------------
                ASSETS

Real estate:                                                          $ 6,284,655              $ 733,777   (A)        $ 7,018,432
       Less: accumulated depreciation                                    (616,620)                     -                 (616,620)
                                                                  ----------------      -----------------        -----------------
           Total real estate                                            5,668,035                733,777                6,401,812

Cash and cash equivalents                                                 241,819               (187,859)  (B)             53,960
Escrows                                                                    29,861                      -                   29,861
Investments in securities                                                   6,060                      -                    6,060
Tenant and other receivables                                               24,443                      -                   24,443
Accrued rental income                                                      97,657                      -                   97,657
Deferred charges, net                                                      76,209                 17,773   (C)             93,982
Prepaid expenses and other assets                                          73,539                      -                   73,539
Investments in unconsolidated joint ventures                               92,456                      -                   92,456
                                                                  ----------------      -----------------        -----------------
           Total assets                                               $ 6,310,079              $ 563,691              $ 6,873,770
                                                                  ================      =================        =================

    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
       Mortgage notes and bonds payable                               $ 3,450,347              $ 525,000   (D)        $ 3,975,347
       Accounts payable and accrued expenses                               58,542                      -                   58,542
       Dividends and distributions payable                                 71,917                      -                   71,917
       Interest rate contracts                                             19,774                      -                   19,774
       Accrued interest payable                                             8,127                      -                    8,127
       Other liabilities                                                   56,943                      -                   56,943
                                                                  ----------------      -----------------        -----------------
           Total liabilities                                            3,665,650                525,000                4,190,650
                                                                  ----------------      -----------------        -----------------
Minority interest:
                                                                  ----------------      -----------------        -----------------
       Operating Partnership                                              821,575                      -                  821,575
                                                                  ----------------      -----------------        -----------------
       Property partnership                                                     -                 38,691   (E)             38,691
                                                                  ----------------      -----------------        -----------------
Series A Convertible Redeemable Preferred Stock, liquidation preference $50.00 per share, 2,000,000 shares issued
       and outstanding                                                    100,000                      -                  100,000
                                                                  ----------------      -----------------        -----------------
Stockholders' equity:
       Excess stock, $.01 par value, 150,000,000 shares
           authorized, none issued or outstanding                               -                      -                        -
       Common stock, $.01 par value, 250,000,000 shares
           authorized, 89,701,122 issued and outstanding                      897                      -                      897
       Additional paid-in capital                                       1,759,714                      -                1,759,714
       Dividends in excess of earnings                                    (15,829)                     -                  (15,829)
       Unearned compensation                                               (2,531)                     -                   (2,531)
       Accumulated other comprehensive loss                               (19,397)                     -                  (19,397)
                                                                  ----------------      -----------------        -----------------
           Total stockholders' equity                                   1,722,854                      -                1,722,854
                                                                  ----------------      -----------------        -----------------
                   Total liabilities and stockholders' equity         $ 6,310,079              $ 563,691              $ 6,873,770
                                                                  ================      =================        =================

                            BOSTON PROPERTIES, INC.
                            NOTES TO THE PRO FORMA
                          CONSOLIDATED BALANCE SHEET

                            (dollars in thousands)



(A) Represents the acquisition price, including closing costs, of Citigroup Center, which has been consolidated as the Company exercises control over the property partnership.

(B) Represents the net cash paid in connection with the acquisition of Citigroup Center.

(C) Represents costs incurred in connection with new mortgage financing related to the acquisition of Citigroup Center.

(D) Represents new mortgage financing related to the acquisition of Citigroup Center. The new mortgage financing totals $525 million and bears interest at a fixed rate of 7.1855%. The mortgage note requires monthly principal and interest payments totaling approximately $3.6 million and matures on May 11, 2011.

(E) Represents the minority owner's equity interest in the Citigroup Center venture.

                            BOSTON PROPERTIES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2001 and the year ended December 31, 2000
                                  (Unaudited)


The accompanying unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 are presented as if the acquisition of Citigroup Center and related mortgage financing and the consummation of the October 31, 2000 follow-on offering of 17,110,000 shares of common stock had occurred on January 1, 2000.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported on Form 10-K for the year ended December 31, 2000 and on Form 10-Q for the three months ended March 31, 2001.

The unaudited Pro Forma Consolidated financial information prepared by Boston Properties' management is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2001 or for the year ended December 31, 2000, had the previously described transactions actually occurred on January 1, 2000 and the effect thereof carried forward through the three month period ended March 31, 2001, nor do they purport to present the future results of operations of the Company.

                            BOSTON PROPERTIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                  (unaudited)
             (dollars in thousands, except for per share amounts)

                                                                             Three months
                                                                                ended
                                                                              March 31,           Citigroup              Pro
                                                                                 2001              Center               Forma
                                                                           ------------------   --------------      ---------------
Revenue
    Rental:
        Base rent                                                                  $ 185,691          $21,822  (A)       $ 207,513
        Recoveries from tenants                                                       26,178              549               26,727
        Parking and other                                                             13,746              193               13,939
                                                                           ------------------   --------------      ---------------
            Total rental revenue                                                     225,615           22,564              248,179
    Development and management services                                                3,397                -                3,397
    Interest and other                                                                 4,444           (1,879) (B)           2,565
                                                                           ------------------   --------------      ---------------
            Total revenue                                                            233,456           20,685              254,141
                                                                           ------------------   --------------      ---------------

Expenses
    Operating                                                                         70,343            7,768               78,111
    General and administrative                                                         9,950                -                9,950
    Interest                                                                          47,853            9,331  (C)          57,184
    Depreciation and amortization                                                     34,740            4,124  (D)          38,864
                                                                           ------------------   --------------      ---------------
            Total expenses                                                           162,886           21,223              184,109
                                                                           ------------------   --------------      ---------------
Income before net derivative losses, minority interests and income from
  unconsolidated joint ventures                                                       70,570             (538)              70,032
Net derivative losses                                                                 (3,055)               -               (3,055)
Minority interest in property partnerships                                              (255)           1,219  (E)             964
Income from unconsolidated joint ventures                                              1,127                -                1,127
                                                                           ------------------   --------------      ---------------
Income before minority interest in Operating Partnership                              68,387              681               69,068
Minority interest in Operating Partnership                                           (19,024)            (134) (F)         (19,158)
                                                                           ------------------   --------------      ---------------
Income before gain on sale of real estate and cumulative effect of a
  change in accounting principle                                                      49,363              547               49,910
Gain on sale of real estate, net of minority interest                                  4,654                -                4,654
                                                                           ------------------   --------------      ---------------
Income before preferred dividend and cumulative effect of a change in
  accounting principle                                                                54,017              547               54,564
Preferred dividend                                                                    (1,643)               -               (1,643)
                                                                           ------------------   --------------      ---------------
Income before cumulative effect of a change in accounting principle                $  52,374          $   547            $  52,921
                                                                           ==================   ==============      ===============

Basic earnings per share:
                                                                           ------------------                       ---------------
    Income before cumulative effect of a change in accounting principle            $    0.59                             $    0.60
                                                                           ==================                       ===============

    Weighted average number of common shares outstanding                              88,688                                88,688
                                                                           ==================                       ===============

Diluted earnings per share:
                                                                           ------------------                       ---------------
    Income before cumulative effect of a change in accounting principle               $ 0.57                             $    0.58
                                                                           ==================                       ===============
    Weighted average number of common and common
           equivalent shares outstanding                                              91,171                                91,171
                                                                           =================                        ===============

                            BOSTON PROPERTIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (unaudited)
             (dollars in thousands, except for per share amounts)

                                                                           Year ended
                                                                          December 31,          Citigroup              Pro
                                                                               2000               Center              Forma
                                                                       -------------------    --------------     ---------------
Revenue
    Rental:
        Base rent                                                              $ 715,358           $85,203  (A)       $ 800,561
        Recoveries from tenants                                                   92,692             2,872               95,564
        Parking and other                                                         50,892               523               51,415
                                                                      ------------------     -------------       --------------
             Total rental revenue                                                858,942            88,598              947,540
    Development and management services                                           11,837                 -               11,837
    Interest and other                                                             8,574            (7,514) (B)           1,060
                                                                      ------------------     -------------       --------------
             Total revenue                                                       879,353            81,084              960,437
                                                                      ------------------     -------------       --------------

Expenses
    Operating                                                                    264,701            28,843              293,544
    General and administrative                                                    35,659                 -               35,659
    Interest                                                                     217,064            37,557  (C)         254,621
    Depreciation and amortization                                                133,150            16,497  (D)         149,647
                                                                      ------------------     -------------       --------------
             Total expenses                                                      650,574            82,897              733,471
                                                                      ------------------     -------------       --------------
Income before minority interests and income
 from unconsolidated joint ventures                                              228,779            (1,813)             226,966
Minority interest in property partnerships                                          (932)            4,761  (E)           3,829
Income from unconsolidated joint ventures                                          1,758                 -                1,758
                                                                      ------------------     -------------       --------------
Income before minority interest in Operating Partnership                         229,605             2,948              232,553
Minority interest in Operating Partnership                                       (76,039)            5,774  (F)         (70,265)
                                                                      ------------------     -------------       --------------
Income before loss on sale of real estate and extraordinary items                153,566             8,722              162,288
Loss on sale of real estate, net of minority interest                               (234)                -                 (234)
                                                                      ------------------     -------------       --------------
Income before preferred dividend and extraordinary items                         153,332             8,722              162,054
Preferred dividend                                                                (6,572)                -               (6,572)
                                                                      ------------------     -------------       --------------
Income before extraordinary items                                              $ 146,760           $ 8,722            $ 155,482
                                                                      ==================     =============       ==============

Basic earnings per share:
                                                                      ------------------                         --------------
    Income before extraordinary items                                          $    2.05                              $    1.82
                                                                      ==================                         ==============

    Weighted average number of common shares outstanding                          71,424                                 85,639 (G)
                                                                      ==================                         ==============

Diluted earnings per share:
                                                                      ------------------                         --------------
    Income before extraordinary items                                          $    2.01                              $    1.79
                                                                      ==================                         ==============
    Weighted average number of common and common
       equivalent shares outstanding                                              72,741                                 86,956 (G)
                                                                      ==================                         ==============

                            BOSTON PROPERTIES, INC.
                            NOTES TO THE PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            (dollars in thousands)


The Pro Forma Consolidated Statement of Operations reflects the historical results of operations as reflected in the Combined Statement of Revenue Over Certain Operating Expenses (the "Statement") of Citigroup Center, as adjusted for base rent, interest expense and depreciation and amortization for the year ended December 31, 2000 and the three months ended March 31, 2001 (unaudited).

(A) Base Rent includes adjustments based on the pro forma acquisition date of January 1, 2000 as follows:

                                                             Three months          Year ended
                                                           ended March 31,        December 31,
                                                                 2001                 2000
Base Rent per the Statement                                      $   14,242           $   54,695

Pro Forma Base Rent Adjustment (1)                                    7,580               30,508
                                                           -----------------     ----------------

Pro Forma Base Rent                                              $   21,822           $   85,203
                                                           -----------------     ----------------

(1) Includes an adjustment to base rent to reflect rental income attributed to Citibank's occupied space in the pro forma periods (the straight-line rent adjustment is based on the lease terms entered into by Citibank with the Company at the acquisition date of Citigroup Center) and also includes an adjustment to straight-line rent for pro forma purposes.

(B) Reflects the reduction in interest income attributable to the cash used to acquire Citigroup Center based on an estimated interest rate of 4%.

(C) Reflects the increase in interest expense as a result of the new mortgage financing obtained for the acquisition of Citigroup Center. The new mortgage financing totaling $525 million bears interest at a fixed rate of 7.1855% and matures on May 11, 2011.

(D) Reflects the pro forma depreciation and amortization expense for Citigroup Center. Depreciation is based on a preliminary allocation to land and building and is subject to change as additional information is obtained. Depreciation expense is computed over an estimated useful life of 40 years for the building. Deferred financing costs are amortized on a straight-line basis over the term of the related mortgage financing.

(E) Reflects the minority interest owner's share of pro forma income from Citigroup Center which is reflective of the Company's preferential return on and of its capital.

(F) Reflects an adjustment for the minority interest in the Operating Partnership's share of pro forma income before gain on sale of real estate and extraordinary items.

(G) Reflects the pro forma weighted average shares outstanding assuming that the October, 2000 follow-on offering of 17,110,000 shares of Common Stock were issued on January 1, 2000.